SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

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Filed by a Party other than the Registrant [x]

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[ ]	Preliminary Proxy Statement
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[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

MGM Resorts International

(Name of Registrant as Specified In Its Charter)

Land & Buildings Investment Management, LLC

Land & Buildings Capital Growth Fund, L.P.

Jonathan Litt

Matthew J. Hart

Richard Kincaid

Marc A. Weisman

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Land and Buildings Comments on Statement from Tracinda Corporation

Stamford, CT (May 1, 2015) – Land and Buildings today issued the following comment on the statement issued by Tracinda Corporation (“Tracinda”) regarding MGM Resorts International (NYSE: MGM) (“MGM”).

“We are encouraged by Tracinda’s comments regarding their support of evaluating all avenues to deliver value at MGM, including a potential REIT conversion, as well as their commitment to the highest standard of compensation practices. It has been our stance all along that unlocking value needs to be a focus of MGM’s board, and based on our analysis in consultation with advisors, we believe the net asset value of MGM is in the range of $30-$33 a share – representing significant upside to the current share price. However, we also believe that with their deep experience our board nominees are uniquely positioned to help drive a credible review of the options at MGM and ensure that the best ideas prevail. Given the lack of urgency MGM has demonstrated to date around exploring ways to enhance shareholder value, we believe that the addition of new voices and skill sets to the board of MGM is needed, and needed now.”

About Land and Buildings:

Land and Buildings is a registered investment manager specializing in publicly traded real estate and real estate related securities. Land and Buildings seeks to deliver attractive risk adjusted returns by opportunistically investing in securities of global real estate and real estate related companies, leveraging its investment professionals' deep experience, research expertise and industry relationships.

Investor Contact:

Scott Winter / Jonathan Salzberger

Innisfree M&A Incorporated

212-750-5833

Media Contact:
Elliot Sloane / Dan Zacchei

Sloane & Company

212-486-9500

Esloane@sloanepr.com or

Dzacchei@sloanepr.com

LAND & BUILDINGS CAPITAL GROWTH FUND, L.P., LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC AND JONATHAN LITT (COLLECTIVELY, "LAND & BUILDINGS") AND MATTHEW J. HART, RICHARD KINCAID AND MARC A. WEISMAN (TOGETHER WITH LAND & BUILDINGS, THE "PARTICIPANTS") FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") ON APRIL 16, 2015 A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF MGM RESORTS INTERNATIONAL (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION BECAUSE THEY

CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD HAVE BEEN FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, INNISFREE M&A INCORPORATED, LAND & BUILDING'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST.